Exhibit 5
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Tel: (212) 735-3000
May 5, 2011
Swift Services Holdings, Inc.
Swift Transportation Company
and the Subsidiary Guarantors named in
Schedule I hereto
c/o Swift Transportation Company
2200 South 75th Avenue
Phoenix, Arizona 85043
RE: Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Swift Services Holdings, Inc., a Delaware corporation (the “Issuer”), Swift Transportation Company, a Delaware corporation, and the subsidiaries of Swift Transportation Company listed on Schedule I hereto (the “Subsidiary Guarantors” and, together with Swift Transportation Company, the “Guarantors” and, collectively with the Issuer, the “Registrants”) in connection with the public offering of $500,000,000 aggregate principal amount of the Issuer’s 10.000% Senior Second Priority Secured Notes due 2018 (the “Exchange Notes”) to be issued and authenticated under the Indenture (as defined below). The obligations of the Issuer under the Exchange Notes are to be guaranteed by the Guarantors on the terms specified in the Indenture (the “Guarantees”). As contemplated by the Registration Rights Agreement, dated as of December 21, 2010 (the “Registration Rights Agreement”), by and among the Issuer, the Guarantors, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC and the other initial purchasers referred to therein, the Exchange Notes and the Guarantees are to be

Swift Services Holdings, Inc.
Swift Transportation Company
and the Subsidiary Guarantors named in Schedule I hereto
May 5, 2011

issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Issuer’s issued and outstanding 10.000% Senior Second Priority Secured Notes due 2018 (the “Restricted Notes”), and the guarantees thereof, which were issued on December 21, 2010 under the Indenture, dated as of December 21, 2010 (the “Indenture”), by and among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of:
(i)	the Registrants’ Registration Statement (the “Registration Statement”) on Form S-4 relating to the Exchange Notes and the Guarantees to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	the Certificate of Incorporation of the Issuer, as currently in effect and as certified by the Secretary of State of the State of Delaware;

(v)	the Bylaws of the Issuer, as currently in effect and as certified by James Fry, Secretary of the Issuer;

(vi)	the Amended and Restated Certificate of Incorporation of Swift Transportation Company, as currently in effect and as certified by the Secretary of State of the State of Delaware;

(vii)	the Amended and Restated Bylaws of Swift Transportation Company, as currently in effect and as certified by James Fry, Executive Vice President, General Counsel and Corporate Secretary of Swift Transportation Company;

(viii)	the certificates of formation, as amended or restated to the date hereof, of each of the Subsidiary Guarantors, as certified by the Secretary of State of the State of Delaware;

(ix)	the limited liability company agreements, as amended or restated to the date hereof, of each of the Subsidiary Guarantors, as certified by James Fry,

Swift Services Holdings, Inc.
Swift Transportation Company
and the Subsidiary Guarantors named in Schedule I hereto
May 5, 2011

Executive Vice President, General Counsel and Corporate Secretary of Swift Transportation Company;

(x)	certain resolutions adopted by the Board of Directors or Managing Member, as the case may be, of the Issuer, Swift Transportation Company and the Subsidiary Guarantors, each as certified by James Fry, Executive Vice President, General Counsel and Corporate Secretary of Swift Transportation Company, and each relating to, among other things, the issuance and sale of the Restricted Notes and the Exchange Notes, the Guarantees, the Indenture, the Registration Rights Agreement and related matters;

(xi)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, filed as an exhibit to the Registration Statement;

(xii)	the documents delivered in connection with the closing of the Restricted Notes; and

(xiii)	the form of global certificate to be used to evidence the Exchange Notes (the “Global Note”).
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrants and such agreements, certificates of public officials, certificates of officers or other representatives of the Registrants and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Registrants, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others and of public officials.

Swift Services Holdings, Inc.
Swift Transportation Company
and the Subsidiary Guarantors named in Schedule I hereto
May 5, 2011

     Our opinion set forth herein is limited to the Delaware General Corporation Law, the Delaware Limited Liability Company Act and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein stated.
     The opinion set forth below is subject to the following qualifications, further assumptions and limitations:
(a)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)	we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Exchange Offer, the Exchange Notes or the Indenture or any transaction contemplated thereby; and

(c)	we do not express any opinion with respect to the enforceability of the provisions contained in Section 11.02 of the Indenture to the extent that such provisions limit the obligations of the Subsidiary Guarantors under the Exchange Notes, the Guarantees and the Indenture.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act, and the Global Note, including the Guarantees, in the form examined by us, have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Restricted Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.
     In rendering the opinion set forth above we have assumed that the execution and delivery by the Registrants of the Indenture, the Restricted Notes and the Exchange Notes, the consummation by the Registrants of the Exchange Offer and the

Swift Services Holdings, Inc.
Swift Transportation Company
and the Subsidiary Guarantors named in Schedule I hereto
May 5, 2011

performance by the Registrants of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Registrants or their properties are subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Registrants as being material to them and which are listed as exhibits in Part II of the Registration Statement.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I
SUBSIDIARY GUARANTORS
Common Market Equipment Co., LLC
Estrella Distributing LLC
Interstate Equipment Leasing, LLC
M.S. Carriers, LLC
Sparks Finance LLC
Swift Intermodal, LLC
Swift Leasing Co., LLC
Swift Transportation Co., LLC
Swift Transportation Co. of Arizona, LLC
Swift Transportation Co. of Virginia, LLC
Swift Transportation Services, LLC